EXHIBIT 99.1

Suite 2300, 1177 W. Hastings St. Vancouver, British Columbia CANADA V6E 2K3 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 Fax: (604) 408-7499 info@corvusgold.com www.corvusgold.com

NR14-21	October 22, 2014

Corvus Gold Announces Initial Resource Estimate of 267,000
Ounces Gold @ 1.0 g/t in 8.32M tonnes and New High-grade Target at LMS Project, Pogo District, Alaska

Vancouver, B.C… Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces the first Mineral Resource estimate for its non-core, 100% owned, LMS project in Alaska (Table 1).  The resource estimate was calculated incorporating new drilling conducted by the Company’s prior JV partner (Figure 1) where the primary target has been a folded stratiform breccia horizon.  This additional drill information and review allowed for a reinterpretation of the structural controls on the highest grade veins (713 g/t gold and 139 g/t silver over 1.8 metres in hole LM-06-29; Table 2) which suggests that previous drilling has left the potential of the project untested (Figure 2).

The LMS project is currently a non-core asset for Corvus, and no immediate, internally funded exploration is scheduled at this time.  Corvus remains fully focused on its new Nevada high-grade Yellowjacket discovery at its North Bullfrog project.

Jeff Pontius Corvus Gold CEO states “This maiden resource and new high-grade target at our non-core LMS project represents the broad potential of the Corvus portfolio of projects and the proficiency of our exploration and discovery team.  Although Corvus will not be initiating a follow-up exploration program in the near-term, the LMS project remains a future potential opportunity.”

Table 1: The grade-tonnage table for the LMS inferred resource with a number of cut-off grades.
At this time an economic cut-off is unknown and a value of 0.5 g/t Au has been highlighted as a possible open pit cut-off.

Au Cut-off (g/t)	Tonnes >Cut-off	Grade >Cut-off Au (g/t)	Gold Contained Ounces
0.4	10,900,000	0.87	304,000
0.5	8,320,000	1	267,000
0.6	6,640,000	1.11	238,000
0.7	5,460,000	1.21	213,000
0.8	4,490,000	1.31	190,000
0.9	3,750,000	1.41	169,000
1	3,180,000	1.49	152,000
Mineral resources which are not mineral reserves do not have demonstrated economic viability.  The estimate of mineral resources may be materially affected by environmental, permitting, legal, marketing, or other relevant issues.  See also Cautionary Note to U.S. Investors below.

New High-Grade Target

Drilling at LMS has been designed primarily to cut the stratiform breccia horizon which hosts the currently reported resource.  However, high-grade vein mineralization has been encountered in the rock unit below this zone (gneiss) in every drilling campaign (Figures 1 and 2, Table 1).  Corvus has not carried out any drilling at LMS.  The initial drilling in 2005 – 2006 was carried out by Corvus’

Corvus Gold Inc. NR14-21 Continued	- 2 -	October 22, 2014

predecessors in interest.  The drilling programs in 2010 and 2011 were carried out by First Star Resources Inc., Corvus’ prior joint venture partner, and were designed with the idea that the high-grade veins had a northeast strike.  While this drilling failed to establish any continuity in that direction, the drilling did encounter significant veining and these results, together with an improved definition of the fold geometry, provided the data which has allowed a reinterpretation of the vein controls.  Figure 2 illustrates the location of the upright fold in the breccia horizon and the distribution of higher grade veins in the footwall gneiss while Figure 3 illustrates how all these high-grade samples can be enclosed in a series of axial planar structures.  At present, there is insufficient data to delineate a resource in these high-grade zones but they provide a clear target for future exploration.

Figure 1: Plan map showing location of drilling used for LMS resource estimate.  The bulk of the estimated resource is in the subsurface projection of the folded breccia horizon.  The map shows the surface projection of the upright fold that deforms the breccia.  The locations of samples with >10g/t gold are indicated together with the locations of possible pay trends that are parallel to the axial plane of the fold.
Topographic contour is 10 meters.

Table 2: Intercepts* around 10g/t gold samples in the lower gneiss unit illustrating the potential significance of these zones if the revised pay trend interpretation is correct. The first two digits in the Hole ID indicate the year the hole was drilled.

Hole ID	From (metres)	To (metres)	Interval (metres)	Gold (g/t)	Silver (g/t)
LM-05-11	121.92	125.12	3.20	16.28	23.94
LM-05-12	143.0	146.3	3.4	21.7	43.2
	171.8	173.3	1.5	35.4	54.4
LM-06-21	279.2	279.5	0.3	10.0	4.6
	295.7	297.2	1.5	5.1	2.5
	302.1	302.7	0.7	121.0	121.0
	308.8	309.4	0.6	24.0	53.1
LM-06-24	175.9	180.3	4.4	6.3	5.8
LM-06-25	116.6	116.9	0.3	68.0	18.9
LM-06-26	282.2	283.7	1.4	27.7	1.8
	285.6	286.2	0.6	10.0	1.0
	380.3	380.9	0.6	22.3	3.1
LM-06-29	156.0	159.4	3.4	14.6	11.1
	185.0	186.8	1.8	713.1	138.7

Corvus Gold Inc. NR14-21 Continued	- 3 -	October 22, 2014

Hole ID	From (metres)	To (metres)	Interval (metres)	Gold (g/t)	Silver (g/t)
LM-06-31	240.0	241.7	1.7	12.0	59.0
	253.8	254.7	1.0	7.8	3.4
	265.6	270.8	5.1	4.2	1.6
	317.0	317.5	0.6	10.7	3.6
LM-10-38	180.1	180.9	0.8	11.6	7.3
	198.9	201.2	2.3	15.3	5.8
LM-10-39	221.6	224.0	2.4	4.3	6.9
	233.6	238.1	4.4	4.9	19.0
	267.9	274.8	6.9	6.4	11.6
LM-11-40	211.2	215.7	4.4	23.8	33.5
*Intercepts calculated using a 2g/t cutoff and allowing up to 1.4m of internal waste

Figure 2: Model of mineralized graphitic quartzite horizon illustrating the location of samples with >5g/t gold in the footwall of the graphitic quartzite.

Corvus Gold Inc. NR14-21 Continued	- 4 -	October 22, 2014

Figure 3: Possible pay-trend interpretation based on position of samples with >5g/t gold.

October 2014 LMS Resource – Technical Report

Mr. Ed Hunter of Hunter Geo Logic Inc. and Mr. Gary Giroux of Giroux Consultants Ltd. were retained by Corvus to prepare an initial resource estimate for the LMS Project.  This initial resource, which has an effective date of March 26, 2014, will be contained in a NI 43-101 technical report (“Report”) which will be filed on SEDAR within 45 days, and investors are urged to review the Report in its entirety.

Mr. Giroux produced the initial resource estimate for the LMS Project (effective as at March 26, 2014), based on drilling that occurred between 2005 and 2011 (Figure 1).  The initial mineral inventory is based on a revised geological model constructed by Mr. Hunter that incorporates a new stratigraphic and structural interpretation.  The calculation is based on 5715 samples from 36 drill holes with an average depth of 317 metres within the Camp Zone.  The resource was estimated using ordinary Kriging.  Individual stratigraphic intervals were interpolated separately to reflect the stratigraphically controlled nature of the mineralization.  A low grade shell was created to restrict interpolation around the veins in the footwall gneiss.  The entire resource is classified as inferred at this time (Table 1).  Full details of the resource estimation procedure will be included in the Report.

Exploration

The possible fold control on the formation of high-grade veins at LMS suggests that vein formation is coincident with regional folding and compression.  The recognition of the fold control on veining has far-reaching implications for targeting in the LMS area where a number of soil anomalies are known.  The new high-grade target at LMS represents an opportunity that could be addressed by Corvus following the Company’s full assessment and value extraction from its more advanced North Bullfrog project in Nevada.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that form the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO and holds common shares and incentive stock options.

Corvus Gold Inc. NR14-21 Continued	- 5 -	October 22, 2014

The geological data utilized in the preparation of the Report was initially compiled and validated by Russell Myers (CPG 11433), President of Corvus.  During every drilling campaign, similar security and quality control protocols were utilized.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments were sealed and shipped to ALS Minerals in Fairbanks, Alaska, for preparation and then on to ALS Minerals in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Chemex’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Mr. Myers is not independent of Corvus, as he is the President and holds common shares and incentive stock options.

Mr. Ed Hunter, P.Geo., BSc., a consulting geologist employed by Hunter Geo Logic Inc., is acting as the Qualified Person, as defined in NI 43-101, for all portions of the Report, including the description of the general site information, the mineral exploration and the site geology, and data verification portions, other than the mineral resource estimate.  Mr. Hunter has over 44 years of experience in all aspects of exploration and is member in good standing of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.  Both Mr. Hunter and Hunter Geo Logic Inc. are independent of the Company under NI 43-101.

Mr. Gary Giroux, M.Sc., P. Eng (B.C.), a consulting geological engineer employed by Giroux Consultants Ltd., has acted as the Qualified Person, as defined in NI 43-101, for the Giroux Consultants Ltd. mineral resource estimate portion of the Report.  He has over 30 years of experience in all stages of mineral exploration, development and production.  Mr. Giroux specializes in computer applications in ore reserve estimation, and has consulted both nationally and internationally in this field.  He has authored many papers on geostatistics and ore reserve estimation and has practiced as a Geological Engineer since 1970 and provided geostatistical services to the industry since 1976.  Both Mr. Giroux and Giroux Consultants Ltd. are independent of the Company under NI 43-101.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on advancing its 100% controlled Nevada, North Bullfrog project towards a potential development decision.  In addition the Company controls a number of other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer

Corvus Gold Inc. NR14-21 Continued	- 6 -	October 22, 2014

Contact Information:	Ryan Ko
Investor Relations Email: info@corvusgold.com Phone: 1-888-770-7488 (toll free) or (604) 638-3246 /Fax: (604) 408-7499

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential for higher grades zones to be delineated at LMS through future work, the potential to develop multiple high-grade zones and to expand the LMS deposit at depth through future work, the potential for the discovery of a new, large high-grade gold system at LMS, the potential to expand the existing estimated resource at the LMS project, including through definition of the identified high grade areas, the potential for any mining or production at LMS, the potential for the identification of multiple deposits at LMS, the potential for the existence or location of additional high-grade veins, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2013 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Cautionary Note to U.S. Investors Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”).  Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts.  The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.